Exhibit 99.1

BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com

BRT REALTY TRUST
REPORTS RESULTS OF OPERATIONS
FOR THE QUARTER AND YEAR ENDED SEPTEMBER 30, 2009

Great Neck, New York – December 14, 2009 – BRT REALTY TRUST (NYSE:BRT) today announced its results of operations for the year and the three months ended September 30, 2009.  For the year ended September 30, 2009, BRT reported total revenues of $14,602,000 and a net loss of $47,755,000, or a loss per share of $4.10.  For the year ended September 30, 2008, BRT reported total revenues of $22,386,000 and a net loss of $260,000, or a loss per share of $.02.  The weighted average number of common shares outstanding for the years ended September 30, 2009 and 2008 was 11,643,972 and 11,648,885, respectively.

BRT also reported that for the three months ended September 30, 2009, it had total revenues of $3,540,000 and net income of $3,467,000, or $.30 per share.  For the three months ended September 30, 2008, BRT reported revenues of $4,673,000 and net income of $2,206,000, or $.19 per share.  The weighted average number of common shares outstanding for the three months ended September 30, 2009 and 2008 was 11,575,475 and 11,728,412, respectively.

Commenting on the results of operations, Jeffrey A. Gould, President and Chief Executive Officer of BRT, noted that the economic recession and the unprecedented disruptions in the real estate and credit markets over the past two fiscal years caused significant declines in the values of commercial real estate properties, which materially and adversely affected BRT’s business and its operating results.  Specifically, Mr. Gould noted:

Fiscal 2009 compared to Fiscal 2008

•
Revenues declined by 35% year-over-year due primarily to significant declines in interest and fees on real estate loans as a result of decreases in loan originations.  The decrease in loan originations is due to reduced demand for BRT’s short-term bridge loans and its conservatism in originating loans due to concerns about the ability of potential borrowers to repay loans in the current economic environment.  The decrease in new originations was offset to a limited extent by the origination in 2009 of senior purchase money mortgage loans to facilitate the sale of real estate assets acquired in foreclosure proceedings.  Also contributing to the decline in revenues was a decrease in investment income of $1,040,000.

•	Loan loss provisions of $17,110,000 were taken in the 2009 Fiscal Year compared to loan loss provisions of $15,260,000 in the 2008 Fiscal Year.

•
Impairment charges of $12,762,000 were taken against the real estate portfolio in the 2009 Fiscal Year (excluding impairment charges taken against real estate assets held for sale).  For the prior fiscal year impairment charges totaled $2,680,000.

•
Operating expenses related to real estate properties (including real estate assets held for sale) exceeded rental revenues by $3,018,000 in the 2009 Fiscal Year compared to $1,030,000 in the 2008 Fiscal Year, resulting primarily from operating deficits at properties acquired in foreclosure proceedings.

•
Equity in earnings of unconsolidated ventures decreased by $4,149,000 year-over-year to a loss of $2,791,000.  This decrease is primarily the result of a loss incurred in our joint venture with CIT Capital USA, Inc. due to loan loss provisions.  This venture has been terminated and is in the process of winding up its affairs.

•
Discontinued operations represents the income from operations, impairment charges and gains from the sale of properties sold during the fiscal year and interest and fee income on loans classified as held for sale.  Loss from discontinued operations was $16,400,000 in the 2009 Fiscal Year primarily due to impairment charges of $18,284,000 taken with respect to real estate held for sale.  In Fiscal Year 2008 the loss from discontinued operations was $5,078,000, principally due to impairment charges of $6,535,000.

•
Offsetting the losses incurred in Fiscal 2009 is (i) a $6,443,000 gain on early extinguishment of debt as a result of BRT’s purchase at a discount of a portion of its outstanding junior subordinated notes, (ii) a $1,016,000 gain on a sale of available-for-sale securities, and (iii) a decrease of $2,209,000 in interest expense due to paydowns during the year and the cancellation of our credit line and the restructuring of our trust preferred securities.  In the 2008 Fiscal Year, BRT benefitted substantially from a $19,940,000 gain on the sale of available-for-sale securities.

Quarter Ended September 30, 2009 compared to the quarter ended September 30, 2008

•	Revenues declined quarter-over-quarter by 24% for the reasons expressed with respect to the decline in our revenues for the entire fiscal year.

•
Although no additional provisions for loan losses were taken in the quarter ended September 30, 2009, impairment charges of $3,700,000 were taken in the quarter against real estate assets (excluding real estate assets held for sale).  In the comparable quarter of Fiscal 2008 provisions of $3,560,000 and impairment charges of $1,630,000 were recorded.

•
Operating expenses of real estate properties (including real estate assets held for sale), primarily real estate properties acquired in foreclosure proceedings, exceeded rental revenues by $840,000 and $172,000, in the current quarter versus the prior year’s quarter, respectively.

•	A loss of $808,000 in equity of unconsolidated ventures was recognized in the current quarter compared to modest income in the last quarter of 2008.

•
Discontinued operations in the Fiscal 2009 fourth quarter reflects income of $1,307,000 primarily as a result of a $1,986,000 gain from sale of real estate assets.  In the fourth quarter of Fiscal 2008, BRT reported a loss from discontinued operations of $319,000 primarily because of $785,000 of impairment charges taken against real estate held for sale.

•
The gain on early extinguishment of debt of $6,443,000 and the gain on sale of available-for-sale securities of $924,000 were the principal reasons that BRT reported net income of $3,467,000 for the current quarter.  In the prior year’s quarter an $8,237,000 gain on sale of available-for-sale securities was the primary reason for net income of $2,206,000.

Mr. Gould noted that significant increases in loan defaults in the years ended September 30, 2008 and September 30, 2009 caused BRT to modify its business focus from origination activities to servicing its loan portfolio.  During Fiscal 2009, BRT focused its energy and resources on workout activities, pursuing foreclosure actions, acquiring title to real estate properties securing loans and, subsequent to acquiring title, operating and selling such properties.  Mr. Gould stated that “by focusing on our liquidity position, specifically acquiring properties securing defaulted loans and selling such properties, BRT has generated cash and cash equivalents, including securities available-for-sale, aggregating approximately $55,000,000 as of December 8, 2009.”  Mr. Gould commented that “our current cash position allows us to be in a position to actively reengage in our principal business of originating and holding for investment senior, short-term mortgage loans.  We intend to be active in the lending area in the new year.”

BRT REALTY TRUST is a mortgage-oriented real estate investment Trust.

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding moving ahead with loan originations and other positive business activities.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including our reengagement in originating senior short-term loans and our activity in lending in the New Year, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact: Simeon Brinberg – (516) 466-3100

BRT REALTY TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	(Unaudited)		(Audited)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues	$3,540	$4,673	$14,602	$22,386

Expenses (1)	8,413	10,377	51,501	38,727

Total revenues less total expenses	(4,873)	(5,704)	(36,899)	(16,341)

Equity in (loss) earnings of unconsolidated joint ventures	(808)	36	(2,791)	1,358
Gain on sale of joint venture interest	-	-	271	-
Gain on sale of available-for-sale securities	924	8,237	1,016	19,940
Gain on early extinguishment of debt	6,443	-	6,443	-
Minority Interest	474	(44)	605	(139)
Income (loss) from continuing operations	2,160	2,525	(31,355)	4,818

Discontinued operations:
Income from operations	(91)	372	(315)	(60)
Impairment charges	(514)	(785)	(18,284)	(6,535)
Gain on sale of real estate assets	1,912	94	2,199	1,517
Income from discontinued operations	1,307	(319)	(16,400)	(5,078)

Net income (loss) income	$3,467	$2,206	$(47,755)	$(260)

Basic and diltued income (loss) per share of beneficial interest:

Income (loss) from continuing operations	$0.19	$0.22	$(2.69)	$0.41
Income from discontinued operations	0.11	(0.03)	(1.41)	(0.43)
Basic and diluted earnings(loss) earnings per share	$0.30	$0.19	$(4.10)	$(0.02)

Cash distribution per share	$0.12	$1.33	$0.12	$3.19
Stock distribution per share	1.03	-	1.03	-
Total distribution per common share	$1.15	$1.33	$1.15	$3.19

Weighted average number of common shares outstanding:
Basic	11,575,475	11,725,236	11,643,972	11,648,885
Diluted	11,575,475	11,728,412	11,643,972	11,648,885

(1)	Includes impairment charges of $3,700,000 and $1,630,000 for the three months ended and $12,762,000 and $2,680,000 for the twelve months ended September 30, 2009 and 2008 respectively.
 Also includes provision for loan loss of $(420,000) and $3,560,000 for the three months ended and $17,110,000 and $15,260,000 for the twelve months ended September 30, 2009 and 2008 respectively.

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